UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Travelzoo
(Name of Registrant as Specified in Its Charter)
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TRAVELZOO

Travelzoo
590 Madison Avenue, 35th Floor
New York, NY 10022

April 29, 2021

Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on June 1, 2021 at 10 a.m. Pacific Daylight Time (PDT). Due to the continued public health impact of the coronavirus pandemic, and to support the health, safety, and well-being of our shareholders, employees, directors, and their respective families, Travelzoo will hold its 2021 Annual Meeting in a virtual meeting format only, via webcast. You can access the meeting at:
www.virtualshareholdermeeting.com/TZOO2021
If you encounter any difficulties in accessing the virtual meeting, please call the technical support number: 1-844-986-0822 (toll free) or 1-303-562-9302 (international).
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about April 29, 2021. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2020 Annual Report on Form 10-K, as previously filed with the Securities and Exchange Commission on March 31, 2021, which is also enclosed. We encourage you to read the Form 10-K.
To attend the Annual Meeting of Stockholders and vote, you must be a stockholder of record as of April 7, 2021. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting the link provided above and entering the 16-digit number included in your proxy card.
If you hold your shares in street name through a bank, broker, or other nominee, please have identification and proof of ownership available, such as an account statement or letter from your bank or broker, for admittance to the meeting. You must check in via the meeting link in order to be admitted to the Annual Meeting of Stockholders.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the virtual meeting and vote, even if you have previously voted by proxy.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors of Travelzoo, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board

TRAVELZOO
590 Madison Avenue
35th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2021

To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation (“Travelzoo” or the “Company”), will be held on June 1, 2021 at 10 a.m. PDT, in a virtual meeting format only, via webcast available at www.virtualshareholdermeeting.com/TZOO2021, for the following purposes:

To elect five members of the Company's Board of Directors (the "Board"), each to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

To vote to approve option grant to key employee ("Proposal 2");

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record as of 2:00 p.m. PDT on April 7, 2021 may vote at the Annual Meeting of Stockholders. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via the methods indicated on the proxy card. If you attend the virtual meeting and prefer to vote at that time, you may do so even if you have previously voted by proxy. Please retain the control number set forth on your proxy card so that we can verify your identity to admit you to the virtual meeting.

By Order of the Board of Directors,

TRAVELZOO

CHRISTINA SINDONI CIOCCA
Corporate Secretary

PROXY STATEMENT
FOR TRAVELZOO
2021 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?
Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2021 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the "Common Stock"), as of 2:00 p.m. PDT on April 7, 2021 (the "record date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 11,469,705 shares of our Common Stock issued and outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on June 1, 2021 in a virtual meeting format only, available at www.virtualshareholdermeeting.com/TZOO2021. The meeting will begin at 10:00 a.m. PDT.
To attend the Annual Meeting and vote, you must be a stockholder of record as of April 7, 2021. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/TZOO2021 and entering the 16-digit number included in your proxy card. If you encounter difficulties accessing the virtual meeting, please call the technical support number: 1-844-986-0822 (toll free) or 1-303-562-9302 (international).
What am I voting on?
Stockholders will vote on two items:

A proposal to elect five members of the Company's Board, each to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

A proposal to approve option grant to key employee ("Proposal 2");

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares "FOR" Proposal 1 and Proposal 2.
How many votes do I have?
Per Travelzoo’s Amended and Restated By-laws, each stockholder is entitled to one (1) vote for each share of stock held which has voting power upon the matter in question. You may hold shares as follows:

Shares held directly in your name as the “stockholder of record” and

Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy (via the Internet or by mail) or in person (at the virtual meeting), however, granting a proxy does not in any way affect your right to attend the Annual Meeting and vote.

How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail or by Internet. To vote by Internet, go to www.proxyvote.com, enter your 16-digit number included on your proxy card and follow the instructions. You can vote by mail by mailing in your proxy card to: c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.
Note, if you wish to receive a paper or e-mail copy of the materials, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request: (1) by Internet: www.proxyvote.com; (2) by telephone: 1-800-579-1639; or (3) by e-mail: sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with your 16-digit number included on your proxy card.
If you vote by proxy, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted "FOR" the election of all nominees for director and "FOR" Proposal 2. If any other matter is properly brought before the meeting, your proxies will vote in accordance with the Company’s discretion. At the time of submitting this proxy statement for printing, we know of no matter that will be acted on at the Annual Meeting of Stockholders other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:

Submit a valid, later-dated proxy before the Annual Meeting,

Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 590 Madison Avenue, 35th Floor, New York, NY 10022, before the Annual Meeting that you have revoked your proxy, or

Vote virtually at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote at the virtual Annual Meeting by logging into the webcast available at www.virtualshareholdermeeting.com/TZOO2021.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee. If you wish to vote at the virtual Annual Meeting, please have identification and proof of ownership available, such as an account statement or letter from your bank or broker, for admittance to the virtual meeting.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one (1) vote with respect to each matter on which it is entitled to vote. Pursuant to our Amended and Restated By-laws, our directors are elected by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting. For purposes hereof, a majority of votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee. The following will not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval of Proposal 2.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.

Azzurro Capital Inc. (“Azzurro”), whose beneficial owner is Mr. Ralph Bartel, the Chairman of our Board, holds an aggregate of 4,518,125 shares of our Common Stock, representing approximately 39.4% the outstanding shares, as of April 7, 2021.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.
What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker "non-vote" occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals. The vote on Proposals 1 and 2 are considered "non-routine". Broker non-votes will not have any effect with respect to Proposals 1 and 2, as shares that constitute broker non-votes are not considered entitled to vote but will be counted for the purposes of obtaining a quorum for the Annual Meeting.
Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. As stated above, abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four (4) business days following the Annual Meeting. You can obtain a copy of the Form 8-K by logging on to Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission ("SEC") at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo's Amended and Restated By-laws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board. Each director holds office for a term of one (1) year, until the Annual Meeting of Stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board, each to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2022:
The ages, principal occupations, directorships held and other information as of April 7, 2021, with respect to our nominees are described below.

Name	Age	Position
Ralph Bartel, Ph.D., Ph.D.	55	Chairman of the Board
Christina Sindoni Ciocca	33	General Counsel
Carrie Liqun Liu (1)	39	Director
Mary Reilly (1) (2) (3)	67	Director
Beatrice Tarka (1) (2) (3)	49	Director

(1)Member of the Audit Committee
(2)Member of the Compensation Committee
(3)Member of the Nominating and Corporate Governance Committee

    Each of the director nominees listed above is currently a director of Travelzoo and was previously elected by the shareholders. Mr. Ralph Bartel, Ms. Carrie Liqun Liu, Ms. Mary Reilly, Ms. Beatrice Tarka and Ms. Christina Sindoni Ciocca were elected directors of Travelzoo at the Company's Annual Meeting of Stockholders held on May 29, 2020. Our Board has determined that each of Ms. Liu, Ms. Reilly and Ms. Tarka meet the independence requirements of the listing standards of the NASDAQ Stock Market (the "NASDAQ"). The Board determined that Mr. Ralph Bartel is not independent under the rules of NASDAQ because he is a beneficial owner of Azzurro, which holds approximately 39.4% of our outstanding Common Stock as of April 7, 2021. The Board determined that Ms. Christina Sindoni Ciocca is not independent under the rules of NASDAQ because she is an employee of the Company.
Ralph Bartel, Ph.D., Ph.D. founded Travelzoo in May 1998 and has been a member of the Board since then. He has been the Chairman of the Board since May 2017. From May 1998 to September 2008, he was the Chairman of the Board and the Chief Executive Officer. From October 2008 to June 2010, he was the Chairman of the Board. Ralph Bartel is a professionally trained journalist who holds a Ph.D. in Communications from the University of Mainz, Germany, a master's degree in journalism from the University of Eichstaett, Germany, and a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel.
Areas of Ralph Bartel's relevant experience include media, journalism, Internet, finance and start-up experience.
    Christina Sindoni Ciocca has been General Counsel for Travelzoo since June 2019 and previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked for two years in digital marketing, including for American Express.
Areas of Ms. Ciocca’s relevant experience include corporate governance, business law, mergers & acquisitions and marketing.

    Carrie Liqun Liu has been a member of Travelzoo's Board since May 2017. She is the Vice General Manager of Beijing Science & Technology Innovation Fund from 2019. Before that she was the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, Ms. Liu was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
 Areas of Ms. Liu’s relevant experience include Asian markets, investments, finance and global strategy.
Mary Reilly has been a member of Travelzoo's Board since September 2013. From 2002 to 2013, she was a Partner of Deloitte LLP, an international accounting and consulting firm. At Deloitte she worked with organizations in a wide range of industries including recruitment, retail, media, business services, manufacturing, professional services, and charity. She has been a member of the board of directors of Mitie plc since 2017, and of Essentra plc since 2017. From 2015 to 2019, she was the member of the board of directors and the chair of the audit committee for Ferrexpo plc. From 2013 to 2018, she was the chair of the audit and risk committee for the Department of Transport Board in the United Kingdom. From 2017 to 2018, she was a member of the board of directors and the chair of the audit and risk committee for Crown Agents Ltd. From 2016 to 2017, she was a member of the board of directors and of the audit committee for Cape plc. Ms. Reilly holds a bachelor's degree in history from the University College London. She completed a postgraduate course at London Business School. She is a Qualified Chartered Accountant in the UK.
Areas of Ms. Reilly's relevant experience include accounting, finance, international management and non-executive directorships.
Beatrice Tarka has been a member of Travelzoo's Board since August 2015. She has been the founder and Chief Executive Officer of Mobissimo since September 2000. Mobissimo is an online travel search engine which allows users to compare prices of airline tickets, hotel rooms, and car rentals. From 1996 to 2000, she was Chief Executive Officer of Axall Media, a game and entertainment software developer and publisher. Ms. Tarka holds a master's degree in business administration from Boston University and a bachelor's degree in international affairs from the American University in Paris, France.
Areas of Ms. Tarka’s relevant experience include entrepreneurship, strategic partnerships, international business and innovative online product development.
Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Amended and Restated By-laws provide that directors are to be elected by a majority of the votes cast at the Annual Meeting by the holders of stock entitled to vote on the election of directors; provided, however, that, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. A majority of the votes cast means that the number of shares voted "for" a nominee must exceed the votes cast "against" such nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. Thus, abstentions and broker non-votes will have no effect on the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board's Recommendation
The Board believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each committee and how many times the Board and each such committee met in fiscal year 2020. Beginning in 2021, the Board voted to change membership in the Disclosure Committee to management only in line with corporate governance best practices. Each Board member attended at least 75 percent of the total number of meetings of the Board and of the committees on which he or she served.

Name	Board	Audit	Compensation	Disclosure	Nominating and Corporate Governance
Mr. Ralph Bartel	Chair
Ms. Christina Sindoni Ciocca	Member
Ms. Carrie Liqun Liu	Member	Member		Member
Ms. Mary Reilly	Member	Chair	Chair	Chair	Chair
Ms. Beatrice Tarka	Member	Member	Member		Member
Number of 2020 Meetings	5	4	2	4	1
The Company does not require that directors attend the Annual Meeting of Stockholders.
Audit Committee
The Audit Committee is appointed by the Board to discharge the Board’s responsibilities with respect to among other things, (i) the Company’s accounting and financial reporting processes; (ii) audits of the financial statements of the Company; and (iii) the qualifications, independence and performance of the Company’s independent auditors. A complete description of the Audit Committee's responsibilities is set forth in its written charter. A copy of the Amended and Restated Audit Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market, the SEC, the Sarbanes-Oxley Act of 2002 and any successor rules or regulations. The Board has determined that Ms. Mary Reilly qualifies as an audit committee financial expert within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities with respect to, among other things, the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in its written charter. A copy of the Compensation Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement.
Disclosure Committee
The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence. Originally, the Disclosure Committee included two members of the Board, but at the Q1 2021 Board meeting, the directors voted to change the Disclosure Committee to a management committee, reporting directly to the Global Chief Executive Officer and Chief Financial Officer and providing updates to the Audit Committee as necessary, in line with corporate governance best practices.

Nominating and Corporate Governance Committee
The Nominating Committee and Corporate Governance assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee recommended to the full Board each of the current nominees for election to the Board.
The Board's Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company's strategic plans and objectives. The risk oversight function is administered both in full Board discussions, informal meetings and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company's strategy and business plans. In addition, the Audit Committee reviews the Company's risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company's ability to manage its risks.
Code of Ethics
We have adopted a Code of Ethics that applies to our executive officers, including, but not limited to our Global Chief Executive Officer, our Chief Financial Officer, and our Chief Accounting Officer. This Code of Ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the Code of Ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.
Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees. In 2020, given the pandemic and other considerations, there were no adjustments to the director compensation policy. The retainers and meeting fees are as follows:

Description	Fee Earned ($)
Annual retainer for each Board member	50,000
Annual retainer for Audit Committee Chair	30,000
Fee for attendance of a Board meeting	1,680
Fee for attendance of an Audit Committee meeting	2,800
Fee for attendance of a Disclosure Committee meeting	1,680
Fee for attendance of a Compensation Committee meeting	2,800

    Members of the Board may receive fees for additional meetings and committee work.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings. Given the COVID-19 pandemic in 2020, no travel was required for meetings of the Board.
Mr. Ralph Bartel and Ms. Christina Sindoni Ciocca chose not to receive any director compensation. The following table shows compensation information for Travelzoo’s directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Mr. Ralph Bartel	—	—
Ms. Christina Sindoni Ciocca	—	—
Ms. Carrie Liqun Liu	72,960	72,960
Ms. Mary Reilly	104,640	104,640
Ms. Beatrice Tarka	69,600	69,600

Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our executive officers, including our Global Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer are subject to our Code of Ethics. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.
Our General Counsel, Chief Financial Officer and/or Chief Accounting Officer review(s) all material related party transactions. When a potential related party transaction is identified, the General Counsel, Chief Financial Officer and/or the Chief Accounting Officer will evaluate the transaction and determine whether the transaction requires the review and approval by the Audit Committee or a special committee of the Board consisting of independent directors (“Special Committee”). The Audit Committee charter states that the Audit Committee has the duty and responsibility to review and approve in advance, to the extent possible, any proposed related party transactions and potential conflict of interest situations involving a director or director nominee of the Company, an executive officer of the Company, any person or entity known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, or any person known by the Company to be an immediate family member of any of the foregoing; provided, that the Audit Committee shall have the authority to ratify certain related party transactions if approval of such transactions in advance is not practicable or possible, in the sole discretion of the Committee. A copy of the written charter can be found in Appendix A to the 2019 proxy statement. Upon submission to the Audit Committee or a Special Committee, such committee will consider relevant facts and circumstances surrounding each related party transaction and any matters the committee deems appropriate. If the Audit Committee or a Special Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the Audit Committee or a Special Committee in existence prior to the formation of the committee do not require approval or ratification.
Ralph Bartel, who founded Travelzoo and who is a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro. As of April 7, 2021, Azzurro is the Company's largest stockholder, holding approximately 39.4% of the Company's outstanding shares.
Family Relationships
Ralph Bartel, Chairman of the Board of Directors and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers have: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the executive officers of Travelzoo as of April 7, 2021.

Name	Age	Position
Holger Bartel, Ph.D.	54	Global Chief Executive Officer
Michèle Huiban	62	Chief Financial Officer
Lisa Su	45	Chief Accounting Officer
Holger Bartel, Ph.D. has been Travelzoo's Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board. From October 2011 to October 2013, he was the Head of Strategy. From October 2008 to June 2010, he was Travelzoo's Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Holger Bartel holds a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
    Michèle Huiban was appointed as Travelzoo’s Chief Financial Officer on April 1, 2021. Between 2008 and 2018, Ms. Huiban held the positions of Chief Executive Officer, Deputy General Manager and Chief Financial Officer at Lanvin Group. From 2003 to 2008, she was Deputy Managing Director of Groupe Jeune Afrique. From 1993 to 2003, she was Deputy Managing Director and Chief Operating Officer of Gaumont. From 1989 to 1993, she was Deputy Managing Director, Finance and Administration, and Chief Financial Officer of Virgin France, the French subsidiary of British group Virgin. Ms. Huiban holds an MBA from ESSEC Business School in Paris.
    Lisa Su the Company's Chief Accounting Officer, has been with Travelzoo since May 2011 and previously served as the Company's Vice President and Controller. Prior to May 2011, Ms. Su was the Controller of YuMe from June 2009. Prior to June 2009, Ms. Su was Controller of Travelzoo and prior to this role she performed various other accounting roles at Travelzoo since she started at Travelzoo in October 2000. Ms. Su holds an MBA in finance from California State University, East Bay and a bachelor's degree in economics-accounting from Claremont McKenna College.

PROPOSAL 2—APPROVAL OF OPTION GRANT TO KEY EMPLOYEE

Option Agreement with General Manager, Canada

The Company entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with William Brown, General Manager, Canada, on January 1, 2021, pursuant to which the Company granted Mr. Brown the option to purchase 50,000 shares of the Company’s common stock (such option being hereinafter referred to as the “Option”). The Option will begin to partially vest on January 1, 2022, but will not be exercisable until the stockholders approve. Stockholders are being asked to approve the issuance of common stock which is issuable to Mr. Brown upon exercise of the Option.

The principal terms of the Option Agreement are summarized below. The following summary is qualified in its entirety by the full text of the Option Agreement, which is incorporated by reference herein by reference to Appendix A to this proxy statement.

Exercisability of Option

The exercise price of the Option is $9.44 per share. The Option will become exercisable in accordance with the following schedule:

Vesting Date	Percentage of Option Vesting
January 1, 2022	25%
January 1, 2023	25%
January 1, 2024	25%
January 1, 2025	25%

Mr. Brown must exercise the Option by January 1, 2026; after such date, the Option will expire.

Exercise of Option

Mr. Brown may exercise, in whole or in part, the Option by delivering to the Company not less than 30 days prior to the exercise date (or such shorter period the Company may approve) a written notice of exercise, designating the number of shares to be purchased, along with payment of the full amount of the purchase price of the shares being purchased.

The Option may not be exercised if shareholder approval is not received and may not be exercised prior to the registration of the shares being offered under the Option Agreement, which registration shall be filed by the Company with the SEC following the Company’s annual shareholder meeting, so long as approval has been obtained.

Adjustment of Option

As is customary in stock option agreements of this nature, the number of shares subject to the Option and exercise price are subject to adjustment in the event there is any change in the number of shares of outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions

The Option is not transferable by Mr. Brown other than by will or the laws of descent and distribution and may be exercised during Mr. Brown’s lifetime only by him or his guardian or legal representative.

Effect of Termination of Employment

If Mr. Brown’s employment with the Company is terminated, including in the event of his death or disability, any portion of the Option which is not then exercisable will immediately terminate. With respect to any portion of the Option which is then exercisable on the date of termination of employment, Mr. Brown (or, in the event of his death, his legatee(s) under his last will, or his personal representatives or distributes) may exercise such portion of the Option for a period of ninety (90) days following such termination, but in no event after January 1, 2026.

Personal Interest

Mr. William Brown is Travelzoo's General Manager, Canada.

The Board’s Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL RELATING TO THE OPTION AGREEMENT.

EXECUTIVE COMPENSATION
We hold non-binding advisory votes on executive compensation (“say-on-pay vote”) every three (3) years. In light of last year's shareholder approval at the 2020 Annual Meeting of the compensation for executives, there were no significant changes in executive compensation; provided, that the Compensation Committee took into consideration certain feedback received from a shareholder of the Company as outlined in further detail below.
Overview of Compensation Program
The following Executive Compensation discussion describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Executive Compensation discussion explains the process by which the Compensation Committee, or "Committee", determined the 2020 compensation for our Global Chief Executive Officer, Chief Accounting Officer and Chief Technology Officer. We refer to these individuals collectively as the "named executives" or the "named executive officers”.
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee's objectives include the following:
▪Accountability for Individual Performance. Compensation should in large part depend on the named executive's individual performance in order to motivate and acknowledge the key contributors to our success.
▪Recognition for Business Performance. Compensation should take into consideration the Company's overall financial performance and overall growth.
▪Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
▪Changing Market Conditions. Compensation should take into consideration the constantly changing and evolving market environment in which the Company operates.
We implement our compensation philosophy through setting base salaries for our executive officers, through the use of our executive bonus plan and granting of stock options to certain key employees and through reviewing and approving other terms of employment agreements.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Ms. Mary Reilly and Ms. Beatrice Tarka. Ms. Reilly and Ms. Tarka satisfied the independence requirements of the NASDAQ.
Role of Management. During 2020, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company's Chairman, Global Head of Human Resources and General Counsel and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available information, as applicable. Management assisted the Committee to properly evaluate employee performance, establish business performance targets, goals and objectives and recommend salary and bonus levels. No executive officer participated in discussions regarding their own compensation.

Although difficult to find a comparable company, the Committee compared the compensation received by the Company's named executive officers with the levels of compensation received by similarly situated executives. For these comparisons, the Committee considered geographic location, industry and company size, as well as the executive’s responsibilities, performance, experience and tenure. This allowed the Committee to review and confirm that the overall compensation packages for the Company’s executive officers are reasonable. In some cases, the compensation package that the Committee awarded a named executive officer was at or below the median compensation received by executives compared to third-party data, while in other instances the compensation was higher due to the executive's responsibilities, performance, experience and tenure. The Committee also compared the mix of cash and stock compensation of similarly-situated executives to confirm that the mix awarded to the Company’s executive officers was and continues to be reasonable.
The Committee did not engage an outside consulting firm to provide advice on executive compensation.
In response to a letter received from a shareholder of the Company in June 2020, the Committee authorized the Global Head of Human Resources and General Counsel of the Company to arrange a call. The feedback received from the shareholder was then discussed with the Committee as part of their review of 2020 executive compensation. During the call, the shareholder stated that the Company performed well on the pay-for-performance score (quantitative) and provided feedback regarding qualitative factors, specifically claw-back policy and holding requirements for executive stock ownership. In connection with this feedback, the Committee is considering whether to implement a claw-back policy as part of its Code of Ethics and will conduct a review of holding requirements to determine if imposing one on future stock option grants is appropriate and in the best interests of the Company.
Components of Executive Compensation
The Committee has structured an executive compensation program comprised of base salary, cash bonus, equity and non-equity incentive pay. The mix of these components depends on the executive officer’s role, performance, tenure and experience.
Base Salary
The Committee considered two types of potential base salary increases for the named executive officers in 2020: (1) "merit increases" based upon each named executive's individual performance; and/or (2) "market adjustments" based upon the salary range for similarly situated executives.
In determining merit increases, the Committee considered the specific responsibilities of the executive and the executive's overall performance and tenure with the Company. In addition, the Committee also considered an evaluation of each named executive officer provided by the Global Head of Human Resources in making the decision regarding merit increases.
The Committee determined any market adjustments based on the Committee's comparison of the executive's compensation with statistical information on average compensation for similarly situated executives that is publicly available. The Committee also considered the key market factors impacting the Company and its overall performance especially in the context of the COVID pandemic and its impact on the travel industry specifically.
Incentive Bonus Pay
Pursuant to the terms of Ms. Su's employment agreement dated February 16, 2011, effective May 2, 2011, as amended July 1, 2019, Ms. Su was eligible to receive a quarterly performance bonus and discretionary bonus during 2020.
The quarterly performance bonus is calculated based upon worldwide revenue and operating income and audience targets for 2020. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $12,500. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined is $37,500 during 2020. The discretionary bonus is determined in the discretion of Ms. Su’s manager . In evaluating Ms. Su’s individual performance during 2020, management and the Committee considered factors such as Ms. Su’s leadership role in areas of corporate governance, business ethics, and financial management. The discretionary bonus per quarter was $12,500 during 2020.
Ms. Su did not earn a quarterly performance or discretionary bonus for the first, third, or fourth quarters of 2020. Ms. Su received a discretionary bonus of $6,500 for the second quarter of 2020.

Pursuant to the terms of Mr. Peterson's employment agreement dated June 22, 2018, Mr. Peterson was eligible to receive a quarterly performance bonus in 2020.
The quarterly performance bonus is calculated based upon worldwide revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $12,500. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $12,500. The total maximum performance bonus per quarter for the revenue, operating income and audience components combined is $37,500 during 2020. The discretionary bonus is determined in the discretion of Mr. Peterson’s manager. In exercising such discretion, management takes into consideration Mr. Peterson's individual performance.
Mr. Peterson did not earn a bonus and did not receive a discretionary bonus in the first quarter of 2020. Mr. Peterson resigned from the Company on March 30, 2020, effective April 10, 2020.
Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of the Company’s Common Stock at a predetermined price, subject to vesting conditions) to certain executive staff, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.
In March 2020, the Company granted Ms. Lisa Su stock options to purchase 100,000 shares of Common Stock with an exercise price of $3.49, of which 25,000 shares are exercisable annually starting March 30, 2021 and ending March 30, 2024. The grant was subject to approval by the stockholders of the Company at the 2020 Annual Meeting and could have been unwound if approval were not received. However, the shareholders approved the grant. The options expire in 2025. In approving the grant of the options to Ms. Su, the Compensation Committee and the Board of Directors considered Ms. Su’s duties and responsibilities as Chief Accounting Officer, particularly during the COVID pandemic, and the voluntary pay-cut Ms. Su took during that time.

In March 2020, the Company doubled and re-priced the outstanding options of Mr. Holger Bartel. This meant that (a) the 400,000 options granted to Mr. Bartel in 2015 at an exercise price of $8.07 were increased to 800,000 options at an exercise price of $3.49; (b) the 400,000 options granted to Mr. Bartel in 2017, of which 250,000 had been exercised, at an exercise price of $6.95, were increased to 300,000 options at an exercise price of $3.49; and (c) the 400,000 options granted to Mr. Bartel in 2019 at an exercise price of $10.79 were increased to 800,000 options at an exercise price of $3.49. This doubling and re-pricing was subject to approval by the stockholders of the Company at the 2020 Annual Meeting and could have been unwound if approval were not received. However, the shareholders approved the doubling and re-pricing. The options granted in 2015 expire in 2025, the options granted in 2017 expire in 2027 and the options granted in 2019 expire in 2024. In approving the doubling and re-pricing of the options, the Compensation Committee and the Board of Directors considered Mr. Bartel’s duties and responsibilities as Global Chief Executive Officer, particularly during the COVID pandemic, and the voluntary pay-cut Mr. Bartel took during that time, as well as the fact that Mr. Bartel does not have a bonus plan in place.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with the Company's business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with the certain executive staff, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:
▪the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;
▪the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and
▪the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation to our Global Chief Executive Officer, Chief Accounting Officer, and former Chief Technology Officer during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Holger Bartel (1)	2020	208,000	—	5,850,250	—	—	6,058,250
Global Chief Executive Officer	2019	232,000	250,000	—	—	—	482,000

Lisa Su (2)	2020	268,333	6,500	392,800	—	1,500	669,133
Chief Accounting Officer	2019	260,510	50,000	—	50,000	3,793	364,303

Michael Peterson (3)	2020	95,890	—	—		1,500	97,390
Chief Technology Officer	2019	350,000	37,500	—	25,000	1,500	414,000

Notes to the Summary Compensation Table

(1)	Mr. Holger Bartel's annual salary is $232,000 for his role as Global Chief Executive Officer. In 2020, base salary reduced 20% from $232,000 to $185,600 to support cost reduction efforts due to COVID-19 pandemic. $208,800 represents annual salary cost based on 20% reduction for six months.

(2)	Ms. Su was appointed as the Company's Chief Accounting Officer in July 2019. In 2020, base salary reduced 10% from $280,000 to $252,000 to support cost reduction efforts due to COVID-19 pandemic. $268,333 represents annual salary cost based on 10% reduction for five months.

(3)	Mr. Peterson joined the Company on June 22, 2018, his annual salary was $350,000. Mr. Peterson resigned from the Company on March 30, 2020.

(a)	Amounts consist of bonuses earned per the terms of employment agreements or bonus plans and/or at the discretion of the Global Chief Executive Officer or the Board of Directors.

(b)	The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 to the consolidated financial statements contained in our 2020 Annual Report on Form 10-K filed on March 31, 2021.

(c)	The amounts reflected in this column reflect the performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the "Executive Compensation" section above.

(d)	The amounts in this column reflect all other compensation paid to the named executives including $1,500 Company matching 401(k) plan contribution and other miscellaneous payments made to eligible employees.
Grants of Plan-Based Awards in 2020
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2020.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	—	—	—
Lisa Su	100,000	100,000	200,000
Michael Peterson	50,000	100,000	200,000
(1)Amount represents the potential annual performance bonus payments under the terms of employment agreement. The business measurements and performance goals for determining the performance bonus payout are described in the section entitled, “Executive Compensation”.

Outstanding Equity Awards at December 31, 2020.
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2020.

		Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel	(1)	400,000	400,000	3.49	September 5, 2024
	(1)	300,000	—	3.49	October 30, 2027
	(2)	800,000	—	3.49	September 28, 2025
Lisa Su	(3)	—	100,000	3.49	March 30, 2025
Michael Peterson	(4)	—	—	—	—
(1)400,000 shares of option were granted to Mr. Holger Bartel in each of 2015, 2017 and 2019. In 2019, Mr. Bartel exercised 250,000 options pursuant to the 2017 grant. In 2020, all outstanding, unexercised options were doubled and re-priced, resulting in 800,000 from his 2015 grant, 300,000 from his 2017 grant and 800,000 from his 2019 grant. In 2021, Mr. Bartel exercised 300,000 from his 2017 grant, meaning the option grant is now terminated and 100,000 from his 2015 grant.
(2)The options are exercisable in quarterly increments of 12.5% from March 31, 2020 through December 31, 2021.
(3)The options are exercisable in annual increments of 25% from March 30, 2021 through March 30, 2024.
(4)Mr. Peterson resigned from the Company on March 30, 2020, effective April 10, 2020.

Option Exercises and Stock Vested
During the year ended December 31, 2020, no executive officer exercised any stock options. In March 2020, Ms. Su was granted 100,000 options and the unexercised options previously granted to Mr. Bartel in 2015, 2017, 2019 were doubled and re-priced with the approval of the Board of Directors and the stockholders of the Company.
Employment Agreements and Potential Payments Upon Termination or Change-in-Control
The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2020 with the Company's named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. In connection with his employment agreement and his role as Global Chief Executive Officer, in September 2015, October 2017 and September 2019, the Company provided stock option grants to Mr. Holger Bartel to purchase 400,000 shares of the Company’s Common Stock for each grant. Mr. Holger Bartel exercised 250,000 options during 2019. In March 2020, the Company doubled and re-priced the unexercised options of Mr. Holger Bartel, resulting in total options granted to Mr. Holger Bartel of 1,900,000.
The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel's employment is terminated at any time without cause, Mr. Holger Bartel's remaining stock options will immediately vest in full on the date of termination. Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company.
Ms. Su entered into an employment agreement with the Company on May 2, 2011, as amended July 1, 2019. Pursuant to the terms of the agreement, Ms. Su is an at-will employee meaning the Company or Ms. Su could terminate the agreement at any time, with or without cause, upon two (2) weeks' prior notice to the other party. However, if Ms. Su 's employment is terminated at any time without cause, Ms. Su will be entitled to receive her base salary for a six (6) month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Su was terminated by the Company as of December 31, 2020 without cause, Ms. Su would have been entitled to receive $140,000. If Ms. Su's employment is terminated at any time due to a change of control (as defined in the agreement) or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Su will be entitled to receive her base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Su was terminated by the Company as of December 31, 2020 following a change of control of the Company, Ms. Su would have been entitled to receive $140,000 and the Company would incur additional expenses for medical benefits of approximately $10,000.
Ms. Su agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Su agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of her employment and for a period of one (1) year thereafter.
Forward-Looking Statements
Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "approximate," "expect," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of April 7, 2021 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of April 7, 2021, to beneficially own more than 5% of the outstanding shares of Common Stock of the Company. In general, shares "beneficially owned" include those shares a person has or shares the power to vote, or the power to dispose of.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total (5)
Directors and Executive Officers
Ralph Bartel (1)	4,918,125	42.9%
Holger Bartel (2)	1,260,849	11.0%
Christina Sindoni Ciocca (3)	25,000	—
Carrie Liqun Liu	—	—
Mary Reilly	—	—
Lisa Su (4)	25,000	—
Beatrice Tarka	—	—
Directors and executive officers as a group (7 persons)	6,228,974	54.3%
* Persons Owning More Than 5% of Common Stock

(1)Ralph Bartel indirectly holds a controlling interest of Azzurro Capital Inc., which is the holder of 4,518,125 shares, through the Ralph Bartel 2005 Trust. Mr. Ralph Bartel holds 400,000 options that are exercisable on April 7, 2021 or become exercisable within 60 days of April 7, 2021.

(2)Mr. Holger Bartel holds 1,200,000 options that are exercisable on April 7, 2021 or become exercisable within 60 days of April 1, 2021. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Mr. Holger Bartel holds 60,849 shares of common stock.

(3)Represents shares subject to stock options that are exercisable on April 7, 2021 or become exercisable within 60 days of April 7, 2021. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(4)Represents shares subject to stock options that are exercisable on April 7, 2021 or become exercisable within 60 days of April 7, 2021. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(5)For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 11,469,705 shares of common stock outstanding as of April 7, 2021, plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after April 7, 2021.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

    RSM US LLP (“RSM”) served as Travelzoo's independent registered public accounting firm for our 2020 and 2019 fiscal years. The Audit Committee has not yet selected our independent registered public accounting firm for our 2021 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders. RSM representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.

Principal Accountant Fees and Services
The audit fees and fees for services rendered to Travelzoo charged by RSM for 2020 and 2019 are as follows:

Service	2020 Fees	2019 Fees
Audit fees (1)	$881,100	$746,400
Audit-related fees (2)	25,000	—
Tax fees	—	—
All other fees	—	—
Total	$906,100	$746,400

(1)Audit fees consisted of fees for professional services rendered for the annual audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports, and audit services rendered in connection with other statutory or regulatory filings.
(2)Audit-related fees represents fees for professional services rendered related to the consent issued for the Company's S-8 Registration Statement filing and review of pro-forma financial information included in the Company's Form 8-K/A filing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2020 and 2019, all services provided by RSM were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.
The Audit Committee oversees Travelzoo's financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company's audited consolidated financial statements for the fiscal year ended December 31, 2020. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo's independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC. The committee has not yet selected Travelzoo's independent auditors for fiscal year 2021.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations or Travelzoo's business conduct policies.

Audit Committee
Mary Reilly (Chair)
Carrie Liqun Liu
Beatrice Tarka

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2020 Annual Report under the captions "Financial Statements and Supplementary Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosures about Market Risk." A copy of the 2020 Annual Report accompanies this proxy statement. This document also incorporates by reference the Amended and Restated By-laws of the Company filed with the Current Report on Form 8-K on April 12, 2021.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (646) 889-1857. This proxy statement and the 2020 Annual Report are available on the Internet at http://ir.travelzoo.com/financials-filings/annual-reports-and-proxies. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (646) 889-1857.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about June 1, 2022. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company's proxy statement and identified in its form of proxy in connection with the Company's annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2022 annual meeting must be received no later than December 31, 2021, to be included in the 2022 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.
If a stockholder wishes to present a proposal at Travelzoo's 2022 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in Travelzoo's proxy statement relating to that meeting, the stockholder shall give advance written notice to Travelzoo no earlier than December 31, 2021 and not later than March 4, 2021. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.
Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.

HOUSEHOLDING
We have adopted a procedure approved by the SEC called "householding." Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (646) 889-1857.

RALPH BARTEL
Chairman of the Board

590 Madison Avenue, 35th Floor
New York, NY 10022

TRAVELZOO

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lisa Su as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on June 1, 2021, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, for Proposal 2 and as the Proxy may determine, in his discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO
Mailing Instructions
If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.
If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:

Broadridge Financial Solutions, Inc.
51 Mercedes Way,
Edgewood, NY 11717
U.S.A.

This proxy card is only valid only when signed and dated.

The Board of Directors recommends a vote FOR all the listed nominees under Proposal 1
1. ELECTION OF DIRECTORS
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number (s) of the nominee (s) on the line below.
☐	☐	☐

Nominees
01 Ralph Bartel 02 Christina Ciocca 03 Carrie Liqun Liu 04 Mary Reilly 05 Beatrice Tarka

The Board of Directors recommends you vote FOR Proposal 2:			For	Against	Abstain
2. VOTE TO APPROVE OPTION GRANT TO KEY EMPLOYEE			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name (s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Join owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date

Appendix A

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made this day of January 1, 2021, by and between Travelzoo, a Delaware corporation (the "Company") and William Brown ("Optionee").

WHEREAS, the Company and Optionee intend that Optionee will provide services to the Company effective January 1, 2021, pursuant to an Employment Agreement, dated January 1, 2021, by and between Optionee and Travelzoo (Canada) Inc. (“Travelzoo Canada”), a subsidiary of the Company (“Employment Agreement”); and

WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock, in accordance with the terms of this Agreement, with such option intended to be a nonstatutory stock option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
1.     Grant and Terms of Option. Pursuant to action of the Board of Directors of the Company (the “Board”), the Company grants, effective January 1, 2021 (“Date of Grant”) to Optionee the option to purchase all or any part of Fifty Thousand (50,000) shares of the common stock of the Company, par value of $0.01 each ("Common Stock"), to vest annually over a period of four (4) years as set forth in the table below, at the purchase price of $9.44 per share, which is the fair market value of the Common Stock determined as the official NASDAQ closing share price on the business day before the Date of Grant as the Date of Grant is a holiday; provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:
(a)    No shares may be purchased prior to January 1, 2022. Subject to the terms of this Agreement, the 50,000 stock options shall vest annually as follows:

Vesting Date	Percentage of Stock Options Vesting
On January 1, 2022	25%
On January 1, 2023	25%
On January 1, 2024	25%
On January 1, 2025	25%
On or after January 1, 2025, during the term hereof, Optionee will become entitled to purchase the entire number of shares (50,000 shares) to which this option relates.
(b)    In no event may this option or any part thereof be exercised after the expiration of five (5) years from the Date of Grant, which shall be the term of the option.
(c)    The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Board, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Board, by such other method as the Board may determine.
(d)    The option may not be exercised for a fraction of a share.
(e)    The option may not be exercised if Optionee is no longer employed by Travelzoo Canada subject to the provisions of section 4 of this Agreement.

(f)    The option may not be exercised if shareholder approval is not received and may not be exercised prior to the registration of the shares being offered under the Agreement, which registration shall be filed by the Company with the United States Securities and Exchange Commission following the Company’s next annual shareholder meeting.
(g)    The Board or the Committee shall also determine the methods by which shares of stock shall be delivered or deemed to be delivered to Optionee.
2.    Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, not including any issuances of shares for consideration or capital increases by the Company, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.
3.    Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

The option may be exercised during Optionee's lifetime only by Optionee or his guardian or legal representative as set forth herein.
4.    Termination of Employment. In the event of the termination of the Employment Agreement prior to its expiration, or to the extent Travelzoo Canada terminates employment of Optionee, including upon death or disability, Optionee’s (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) right to exercise the option, only to the extent it was vested and he was entitled to exercise it on the date of termination of services or employment, shall continue for 90 days after such termination but not after five (5) years from the Date of Grant. If Optionee (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) does not exercise the option within 90 days following such termination of Employment, any unexercised vested option shall be null and void.
5.    Method of Exercise/Shares Issued on Exercise of Option. The option may be exercised (in whole or in part) at any time during the period specified in this Agreement, by delivering to the Secretary of the Company not less than thirty (30) days prior to the date of exercise (or such shorter period as the Company shall approve) (a) a written notice of exercise designating the number of shares to be purchased, signed by Optionee, and (b) payment of the full amount of the purchase price of the shares with respect to which the option is exercised. If the written notice of exercise is delivered by mail, or by any other means of delivery, the date of delivery and the date of exercise shall be the date the written notice is actually received by the Secretary. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof. No rights of a shareholder shall exist with respect to the Common Stock under this option as a result of the mere grant of this option.
6.    Board Administration. The Board, the Committee, or any successor or other committee authorized by the Board, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

7.    Option not an Incentive Stock Option. It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, or otherwise qualify for any special tax benefits to Optionee.
8.    No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.
9.    Restrictions on Exercise. This option may not be exercised if the issuance of Common Stock upon Optionee’s exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this option, the Company may require Optionee to make any representations and warranty to the Company as may be required by any applicable law or regulation.
10.    Termination of Option. Notwithstanding anything to the contrary herein, this option shall not be exercisable after the expiration of the term of five (5) years from the Date of Grant, as set forth in section 1(b) hereof.
11.    Withholding upon Exercise. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by Federal, state or local law as a result of the grant or exercise of this option. If the amount of any consideration payable to Optionee is insufficient to pay such taxes or if no consideration is payable to Optionee, upon request of the Company, Optionee shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this option.
12.    Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.
13.    Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this agreement.
14.    Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this agreement shall be effective unless in writing specifically referring hereto and signed by the parties hereto. This agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this agreement.
15.    Assignment. This agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.
16.    Governing Law. To the extent that Federal laws do not otherwise control, all determinations made, or actions taken pursuant hereto shall be governed by the laws of the state of New York, without regard to the conflict of laws rules thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

COMPANY:
TRAVELZOO

By: /s/ Ralph Bartel
Name: Ralph Bartel
Title: Chairman
Date: January 1, 2021

OPTIONEE:

By: /s/ William Brown
Name: William Brown
Title: General Manager, Canada

Date: January 1, 2021